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                                                                     Exhibit 4.2

                                  AMENDMENT TO
                   RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

         This AMENDMENT is made and entered into as of April 1, 2003 (this "Amendment") by and between Deutsche Floorplan Receivables, L.P., a Delaware limited partnership, as Seller (the "Limited Partnership") and CDF Financing, L.L.C., a Delaware limited liability company, as Buyer (the "LLC").

                                   BACKGROUND

         WHEREAS, Limited Partnership and the LLC are parties to the Receivables Contribution and Sale Agreement, dated as of December 31, 2002 (the "Sale Agreement"); and

         WHEREAS, the parties to the Sale Agreement desire to amend the Sale Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Capitalized terms defined in the Sale Agreement and used in this Amendment but not otherwise defined herein shall have the meanings assigned to them in the Sale Agreement.

         SECTION  2. Amendments.

                  (a) Amendment to Representations and Warranties. Subsection 2.3(a) of the Sale Agreement is hereby amended by adding the following new clause at the end thereof:

                  "(vi) The additional representations and warranties set forth in Schedule 2 hereto are true and correct."

                  (b) Schedule 2. The Sale Agreement is hereby amended by adding Schedule 2 attached hereto as Schedule 2 to the Sale Agreement.

         SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this
Section 3:

                  (a) Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not: (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

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                  (b)      Validity, etc. This Amendment constitutes the legal,
         valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general equitable principles.

         SECTION 4. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

                  (b) Any reference to the Sale Agreement (whether in the Sale Agreement or in any other agreement or document) from and after the date hereof shall be deemed to refer to the Sale Agreement as amended hereby, unless otherwise expressly stated.

                  (c) Except as expressly amended hereby, the Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

         SECTION 5. Miscellaneous. (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF).

                  (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

                  (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (d) Executed counterparts of this Amendment may be delivered electronically.

                                   [SIGNATURES FOLLOW]

                                       2

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the day and year first above written.

                                   CDF FINANCING, L.L.C.

                                   By: /s/ Joseph B. Thomas
                                       --------------------
                                       Name: Joseph B. Thomas
                                       Title: Manager

                                                       Amendment to Contribution
                                                              and Sale Agreement

                                       S-1

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                                   DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                                   By: Deutsche Floorplan Receivables, Inc., its
                                       General Partner

                                   By: /s/ Joseph B. Thomas
                                       --------------------
                                       Name: Joseph B. Thomas
                                       Title: Treasurer

                                                       Amendment to Contribution
                                                              and Sale Agreement

                                      S-2

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                                   SCHEDULE 2

                    Perfection Representations and Warranties

         1. General. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all of the Seller's right, title and interest in, to and under (i) the Receivables, (ii) the Collateral Security and all proceeds thereof and (iii) the Floorplan Agreements (clauses (i), (ii) and (iii) may be referred to herein as the "Receivables Property") in favor of the Buyer, which (a) is enforceable against creditors of and purchasers from the Seller, as such enforceability may be limited by applicable law, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) will be prior to all other Liens (other than Liens permitted pursuant to paragraph 5 below) in such property.

         2. Characterization. The Receivables constitute "accounts", "general intangibles" or "tangible chattel paper" within the meaning of UCC
Section 9-102. The Seller has taken all steps necessary to perfect its ownership interest in the rights of CDF in the property securing the Receivables Property.

         3. Creation. Immediately prior to the conveyance of the Receivables pursuant to this Agreement, the Seller owns and has good and marketable title to, or has a valid security interest in CDF's rights in, the Receivables Property free and clear of any Lien, claim or encumbrance of any Person.

         4. Perfection. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the ownership interest arising under this Agreement in the Seller's rights in the Receivables Property.

         5. Priority. Other than the ownership interests transferred to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables Property except as permitted by this Agreement. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables Property other than any financing statement (i) relating to the security interests granted to the Buyer under this Agreement, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Related Documents. None of the tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer. The Seller is not aware of any judgment, ERISA or tax lien filings against it.

         6. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the Perfection Representations contained in this Schedule 2 shall be continuing, and remain in full force and effect.

         7. No Waiver. The parties to this Agreement: (i) shall not, without satisfying the Rating Agency Condition, waive any of the representations and warranties in this Schedule 2 (the "Perfection Representations"); (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without satisfying the Rating Agency

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Condition (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

         8. Seller to Maintain Perfection and Priority. The Seller covenants that, in order to evidence the interests of the Seller and the Buyer under this Agreement, the Seller shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including such actions as are requested by the Buyer) to maintain and perfect, as a first priority interest, the Buyer's ownership interest in the Seller's rights in the Receivables Property. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Buyer (and the Trustee) for the Buyer to authorize (based in reliance on the Opinion of Counsel hereinafter provided for in this paragraph) the Seller to file, all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Buyer's ownership interest in the Seller's rights in the Receivables Property as a first-priority interest (each a "Filing"). The Servicer shall present each such Filing to the Buyer (and the Trustee) together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with transfer of the ownership interest to the Buyer pursuant to the Section 2.1 of this Agreement, (ii) satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the UCC in the applicable jurisdiction (or if the UCC does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Buyer's signature. Upon receipt of such Opinion of Counsel and form of authorization, the Buyer shall promptly authorize in writing the Seller to, and the Seller shall, effect such Filing under the UCC. Notwithstanding anything else in this Agreement to the contrary, the Seller shall not have any authority to effect a Filing without obtaining written authorization from the Buyer in accordance with this paragraph
(8).

         Any reference in this Schedule to the Rating Agency Condition shall be construed as if Standard & Poor's were the only Rating Agency.

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